Form N-SAR, Sub-Item
77Q1(e)
Copies of any new or
amended
investment advisory
contract

Nuveen Virginia Dividend
Advantage Municipal Fund
333-49258
811-09469

We hereby incorporate by
reference the form
of the new Investment
Management Agreement
filed in Proxy materials in the
SEC filing on June 20, 2005,
under Conformed Submission
Type DEF 14A, accession
number 0000950137-05-
007581.